Exhibit (a)(1)(E)

Letter to Clients with respect to

Offer to Purchase

All Outstanding Shares of Common Stock

of

Juniper Pharmaceuticals, Inc.

at

$11.50 Per Share of Common Stock, Net in Cash,

Pursuant to the Offer to Purchase dated July 17, 2018

by

Catalent Boston, Inc.

a wholly owned subsidiary of

Catalent Pharma Solutions, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF AUGUST 13, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

July 17, 2018

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated July 17, 2018 (together with any amendment or supplement thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendment or supplement thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), relating to the offer by Catalent Boston, Inc., a Delaware corporation (“Purchaser”) and wholly owned subsidiary of Catalent Pharma Solutions, Inc., a Delaware corporation (“Parent”), to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Juniper Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at a price per Share of $11.50 per Share (such price as it may be amended from time to time in accordance with the Agreement and Plan of Merger, dated as of July 2, 2018 (together with any amendment or supplement thereto, the “Merger Agreement”), the “Offer Price”), net to the seller in cash, without any interest, but subject to and reduced by any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account pursuant to the Offer.

Your attention is directed to the following:

1. The Offer Price is $11.50 per Share, net to the seller in cash, without any interest, but subject to and reduced by any required withholding of taxes, upon the terms and subject to the conditions contained in the Offer to Purchase and in the accompanying Letter of Transmittal.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Merger Agreement, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

4. After careful consideration, the Company’s board of directors (the “Company Board”) unanimously (a) approved and declared advisable the Merger Agreement and transactions contemplated thereby, including, without limitation, the Offer and the Merger, (b) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are in the best interests of the Company and its stockholders, (c) agreed that the Merger Agreement will be effected under Section 251(h) of the General Corporation Law of the State of Delaware, (d) recommends that the stockholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer, and (e) authorized the Company and its officers to take any and all reasonable actions to further the foregoing objectives and the covenants of the Company set forth in the Merger Agreement.

5. The Offer is not subject to any financing condition. The Offer is, however, subject to the satisfaction of the Minimum Condition (as defined in the Offer to Purchase) and the other conditions described in the Offer to Purchase. See Section 13 of the Offer to Purchase – “Conditions to the Offer.”

6. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, at the end of August 13, 2018, unless the Offer is extended or earlier terminated.

7. Any transfer taxes applicable to Purchaser pursuant to the Offer will be paid by Purchaser, subject to Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the attached instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration time of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise expressly specified on the attached instruction form.

Your prompt action is requested. Your instruction form should be forwarded to us in ample time to permit us to tender on your behalf before the Expiration Date (as defined in the Offer to Purchase).

Payment for Shares will be in all cases made only after such Shares are accepted by Purchaser for payment pursuant to the Offer and the timely receipt by American Stock Transfer & Trust Co., LLC (the “Depositary”), of (a) certificates for, or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to, such Shares pursuant to the procedures set forth in the Offer to Purchase, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantee (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal), and (c) any other document required by the Letter of Transmittal or any other customary document required by the Depositary. Accordingly, tendering stockholders may be paid at different times depending on when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstance will interest be paid on the Offer Price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser and Parent by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

Instructions with Respect to the

Offer to Purchase

All Outstanding Shares of Common Stock

of

Juniper Pharmaceuticals, Inc.

at

$11.50 Per Share of Common Stock, Net in Cash,

Pursuant to the Offer to Purchase dated July 17, 2018

by

Catalent Boston, Inc.

a wholly owned subsidiary of

Catalent Pharma Solutions, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF AUGUST 13, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase, dated July 17, 2018 (together with any amendment or supplement thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendment or supplement thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by Catalent Boston, Inc., a Delaware corporation (“Purchaser”) and wholly owned subsidiary of Catalent Pharma Solutions, Inc., a Delaware corporation (“Parent”), to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Juniper Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at a price per Share of $11.50, net to the seller in cash, without any interest, but subject to and reduced by any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated on the reverse (or if no number is indicated on the reverse, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to American Stock Transfer & Trust Co., LLC, the Depositary for the Offer, will be determined by Purchaser and such determination shall be final and binding.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

Number of Shares to be Tendered:                                                   Shares*

Account Number:                                                               Signatures

Capacity**

Dated:

Please Type or Print Name(s) above

Please Type or Print Name(s) above

Address (Include Zip Code)

Area Code and Telephone Number(s)

Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.
**	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

Please return this form to the brokerage firm or other nominee maintaining your account.